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                                                                   Exhibit 10.59

                                 AMENDMENT NO. 1
                                     TO THE
                           EMPLOYMENT AGREEMENT DATED
                            NOVEMBER 18, 1999 BETWEEN
                 SCHEIN PHARMACEUTICAL, INC. AND DARIUSH ASHRAFI

Reference is made to the Employment Agreement dated November 18, 1999 between Schein Pharmaceutical, Inc. and Dariush Ashrafi (the "Employment Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement.

1. Section 11.8 of the Employment Agreement is deleted and restated to read as follows:

            "11.8 Maximum Payment. Notwithstanding anything herein to the contrary, if it is determined that any payment made to the Executive, whether pursuant to the terms of this Agreement or otherwise (including but not limited to any stock option agreement), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Executive shall be entitled to an additional payment or payments (a "Gross-Up Payment") in an amount that will place him in the same after-tax economic position that he would have enjoyed if the Excise Tax had not applied. The amount of the Gross-Up Payment shall be determined by the nationally recognized firm of accountants serving as the Company's independent auditors immediately prior to the Change of Control which resulted in the application of the Excise Tax, in their sole discretion, and shall be payable upon the Executive's demand."

Except as amended hereby, the Employment Agreement shall continue in full force and effect.

Dated as of December 31, 1999

/s/ Dariush Ashrafi                          SCHEIN PHARMACEUTICAL, INC.
-----------------------------
Dariush Ashrafi

                                             By: /s/ Martin Sperber
                                                 -------------------------------
                                                     Martin Sperber
                                                     Chairman and CEO

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                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is entered into as of this 18th day of November, 1999 by and between Schein Pharmaceutical, Inc. (the "Company"), a Delaware corporation, and Dariush Ashrafi (the "Executive").

      The Executive is presently employed by the Company as the Executive Vice President and Chief Financial Officer;

      The Company desires to employ the Executive and the Executive is willing to be employed by the Company as the President and Chief Operating Officer; and

      The Company and the Executive desire to set forth the terms and conditions of such employment.

      In consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the adequacy and receipt of which is acknowledged, the parties hereto agree as follows:

1. Term of Employment

            The Company hereby agrees to employ the Executive and the Executive hereby accepts employment, in accordance with the terms and conditions set forth herein, for a term commencing on the date hereof (the "Effective Date") and terminating, unless otherwise terminated earlier in accordance with Section 5 hereof, on the fifth anniversary of the Effective Date (the "Employment Term"), provided that, on the fifth anniversary of the Effective Date, and on each anniversary of the Effective Date thereafter (each such date, an "Anniversary Date"), the Employment Term shall be automatically extended, subject to earlier termination as provided in Section 5 hereof, for additional one year periods, unless, at least six months prior to the fifth anniversary of the Effective Date or any Anniversary Date, as applicable, the Company or the Executive has notified the other in writing that the Employment Term shall terminate at the end of the then current term. If such original Employment Term is so extended, such extended term shall thereafter be the "Employment Term" for purposes of this Agreement.

2. Position and Responsibilities

            During the Employment Term, the Executive shall serve as the President and Chief Operating Officer of the Company. The Executive shall report to the Chief Executive Officer. The Executive shall, to the extent appointed or elected, serve on the Board of Directors of the Company (the "Board") as a director and as a member of any committee of the Board, in each case, without additional compensation. The Company shall use its reasonable best efforts to include the Executive in the slate of nominees for the Board. The Executive shall, to the extent appointed or elected, serve as a director or as a member of any committee of the Board (or the equivalent bodies in a non-corporate subsidiary or affiliate) of any of the Company's subsidiaries

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or affiliates and as an officer or employee (in a capacity commensurate with his position with the Company) of any such subsidiaries or affiliates, in all cases, without additional compensation or benefits and any compensation paid to the Executive, or benefits provided to the Executive, in such capacities shall be a credit with regard to the amounts due hereunder from the Company. The Executive shall have reporting responsibility for the areas set forth on Exhibit A hereto. The Executive shall devote substantially all of his business time, attention and energies to the performance of his duties hereunder, provided the foregoing will not prevent the Executive from participating in charitable, community or industry affairs and from managing his and his family's personal passive investments, provided that these activities do not materially interfere with the performance of his duties hereunder or create a potential business conflict or the appearance thereof.

3. Compensation and Benefits

      During the Employment Term, the Company shall pay and provide the Executive the following:

            3.1 Base Salary. The Company shall pay the Executive a base salary (the "Base Salary") in the amount of $550,000 per year plus additional compensation (the "Additional Compensation") of $75,000 per year for the Employment Term. The Base Salary shall be paid to the Executive in accordance with the Company's normal payroll practices for its senior executives. The Additional Compensation shall be paid in four equal quarterly installments on the first normal Company payroll date that falls within each fiscal quarter. If the Base Salary (or Additional Compensation, as the case may be) is increased, it shall not thereafter be decreased and shall thereafter, as increased, be the Base Salary (or Additional Compensation, as the case may be) hereunder. The Additional Compensation shall not be included in any calculation of retirement benefits or other employee benefits, except as provided for herein. The Executive's aggregate Base Salary and Additional Compensation shall be reviewed annually and shall be increased based upon the Executive's performance and consistent with the increases received by other senior officers.

            3.2 Annual Bonus. The Company shall pay to the Executive as an annual bonus (the "Annual Bonus") with respect to each fiscal year ending during the Employment Term beginning with fiscal year 2000, an amount which is a percentage of the sum of the Executive's then current Base Salary and Additional Compensation, which percentage is calculated by multiplying two times the percentage increase in the Company's EPS (as hereinafter defined) for the bonus year over the greater of the EPS for the prior year and the Company's Base EPS (as hereinafter defined) for such bonus year; provided, however, that no bonus shall be paid with respect to any fiscal year when such percentage increase is not at least 15%. The Annual Bonus for any given year shall be paid to the Executive no later than the thirty-first day of March, in the year following the year in which such Annual Bonus is earned, or such other date in accordance with the Company's practice for other senior executives. The Company's Earnings Per Share ("EPS") for any fiscal year shall be the Earnings Per Share, as reflected in the Company's audited


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Consolidated Statement of Operations prepared in accordance with generally accepted accounting principals for such fiscal year; provided, however, that the Compensation Committee (the "Compensation Committee") of the Board shall determine whether extraordinary items shall be included or excluded in the calculation of EPS for purposes of this Agreement in any given year. The Company's Base Earnings Per Share (the "Base EPS") shall equal (i) for the year 2000, the EPS for 1999 and (ii) for each subsequent year, 110% of the Base EPS for the immediately preceding fiscal year. Notwithstanding the foregoing, the Executive shall have no right to receive any bonus payment in excess of two times the sum of the Executive's then current Base Salary and Additional Compensation, unless such bonus payment is first approved by the Compensation Committee, in its sole discretion. If the exclusion or inclusion of extraordinary items in determining EPS affects the amount of the Executive's bonus for any given year, or the Compensation Committee does not approve a bonus in excess of two times the sum of the Executive's current Base Salary and Additional Compensation, the bonus formula for calculating an increase in EPS in determining the Executive's bonus the following year will reflect an adjustment from EPS in the prior year to the amount of EPS that would have resulted in the bonus actually paid to the Executive for such year. Notwithstanding any provision contained herein to the contrary, the Executive's 1999 Annual Bonus shall be determined in accordance with the Company's Management Incentive Program as in effect immediately prior to the Effective Date, and the payment of such bonus shall not be adversely affected by the provisions of this Agreement.

            3.3 Long-Term Incentives: Options. During the Employment Term, the Executive will be granted a stock option (each, an "Annual Option"), on the Effective Date and on such date in each fiscal year that option grants are generally made to senior executives, under the Schein Pharmaceutical, Inc. 1999 Stock Option Plan or other Company plan (the "Plan") to purchase such number of shares of the Company's common stock (the "Common Stock"), on a basis and in a manner commensurate with the Executive's position and consistent with the Company's practice with respect to its other senior executives; provided, however, that in no event shall Annual Options be granted during any fiscal year to purchase less than an aggregate of fifty thousand shares of Common Stock (subject to any adjustment for stock splits, dividends, recapitalizations and similar corporate events). The exercise price with respect to each share of Common Stock subject to an Annual Option shall be the fair market value on the date of grant, determined in accordance with the Plan. Each Annual Option will become exercisable in three equal annual installments beginning one year after the date of grant, provided that the Executive is employed by the Company on such vesting date.

            3.4 Long-Term Incentives: Stock.

      (a) The Company shall sell and the Executive shall purchase 250,000 shares of Common Stock (the "Incentive Shares"), at the closing price of the Common Stock on the New York Stock Exchange on the Effective Date (the "Purchase Price"). The Company shall loan the Purchase Price to the Executive to purchase the Incentive Shares, which loan shall be evidenced by a promissory note


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            substantially in the form attached hereto as Exhibit B. If the loan or interest is due and the Incentive Shares are not then registered for resale and if Rule 144 is unavailable, at the Executive's request during the Employment Term, the Executive shall sell, and the Company shall purchase from the Executive, such number of the Incentive Shares as shall be sufficient to satisfy the Executive's obligation to the Company. The Company shall purchase such Incentive Shares at the average closing price of the Common Stock on the New York Stock Exchange for the 20 trading days prior to the date the Company receives such request, subject to any contractual or legal limitations on the Company's ability to purchase the Incentive Shares. Certificates representing the Incentive Shares shall contain the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THESE SECURITIES WERE ISSUED PURSUANT TO THAT CERTAIN EMPLOYMENT AGREEMENT DATED AS NOVEMBER 18, 1999 BETWEEN DARIUSH ASHRAFI AND THE COMPANY AND ARE SUBJECT TO THE PROVISIONS OF THE EMPLOYMENT AGREEMENT AND THE PROMISSORY NOTE DATED AS OF NOVEMBER 18, 1999, ISSUED BY DARIUSH ASHRAFI TO THE COMPANY IN CONNECTION WITH THE PAYMENT FOR THE SECURITIES."

      (b) Each time that the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-4, S-8 or any successor form), whether or not for sale for its own account, it will each such time give written notice to the Executive of its intention to do so, not less than 30 days prior to filing such registration statement. Upon the written request of the Executive made within 15 days after the receipt of any such notice (which request shall specify the Incentive Shares intended to be disposed of by the Executive and the intended method of disposition thereof), the Company will use its reasonable best efforts, consistent with the Company's existing agreements, to effect the registration under the Securities Act of all Incentive Shares which the Company has been so requested to register by the Executive, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Incentive Shares so to be registered, provided, that, if at any time after giving written notice of its intention to register any securities and prior to the effective


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            date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Executive and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Incentive Shares in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Incentive Shares, for the same period as the delay in registering such other securities. The Company will pay all registration expenses in connection with each registration of Incentive Shares requested pursuant to this Section.

            3.5 Employee Benefits. The Executive shall, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee benefit welfare and retirement plans and programs, as well as equity plans, generally provided by the Company to its senior executives in accordance with the terms thereof as in effect from time to time.

            3.6 Perquisites. The Company shall provide to the Executive, at the Company's sole expense, all perquisites which other senior executives of the Company are generally entitled to receive from time to time, commensurate with his position as a senior executive of the Company. The Company will furnish the Executive with an automobile or an automobile allowance, and will reimburse the Executive for all normal operating costs including insurance, gas, normal maintenance and repairs, in keeping with the Company's automobile policy in effect for senior executives from time to time.

            3.7 Right to Change Plans. The Company shall not be obligated by reason of this Section 3 to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite prior to a Change of Control (as hereinafter defined), so long as such changes are similarly applicable to all senior executives generally. However, if the split dollar life insurance in place with respect to the Executive on the Effective Date is adversely changed or eliminated, or if the Company does not grant the Executive options to purchase 50,000 shares (as such number may be adjusted in accordance with Section 3.3 herein) in a given year, another benefit of equivalent value shall be given to the Executive. Following a Change of Control, the Company shall not change, amend or discontinue any benefit plan, program, or perquisite in a manner which results in a diminution of benefits to the Executive without the approval of the Incumbent Board (as hereinafter defined).

4. Expenses

            Upon submission of appropriate documentation, in accordance with its generally-applicable policies in effect from time to time, the Company shall pay, or reimburse the Executive for, all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated


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with membership in various professional, business, and civic associations and societies in which the Executive participates in accordance with the Company's generally-applicable policies in effect from time to time.

5. Termination and Definition of Certain Terms

            5.1 Termination of Employment. The Executive's employment with the Company (including but not limited to any subsidiary or affiliate of the Company) and the Employment Term shall terminate upon the occurrence of the first of the following events:

      (a)   Automatically on the date of the Executive's death.

      (b)   Upon the Disability of the Executive.

      (c) Upon written notice by the Company to the Executive of a termination for Cause, in accordance with the provisions of Section 5.3 hereof, provided such termination for Cause has been approved by a majority of the Board. Such notice shall include the Board's determination as to whether the Cause may be cured, and shall be of no effect if the Executive so cures to the Board's sole satisfaction within ten business days of the Company's giving of the notice.

      (d) Upon thirty days written notice by the Company to the Executive of an involuntary termination without Cause.

      (e) Upon thirty days written notice by the Executive to the Company of a termination for Good Reason (which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination) unless the Good Reason event is cured within such thirty day period. Anything contained herein to the contrary notwithstanding, the Executive may only terminate his employment for Good Reason if he gives notice to the Company within thirty days from the date that he becomes aware of the event that constitutes the Good Reason for terminating his employment.

      (f) Upon thirty days written notice by the Executive to the Company of the Executive's voluntary termination of employment without Good Reason (which the Company may, in its sole discretion, make effective earlier than any notice date).

            5.2 Definition of Disability. The Executive shall be considered to have a "Disability" if he satisfies the definition set forth in the Company's long-term disability benefit plan in which he is enrolled at the time of the determination or if there is no such plan, for a continuous period of six months, he is unable to perform his duties under this Agreement for reasons of health, and, in the opinion of a physician appointed by the Company and reasonably


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acceptable to the Executive, such disability will continue for a prolonged period of time.

            5.3 Definition of Cause. The term "Cause" shall mean the occurrence of any of the following:

      (a) The Executive's willful and continued failure to substantially perform his duties under this Agreement for the Company or its affiliates (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

      (b) The willful commission by the Executive of fraud, misappropriation or intentional material damage to the property or business of the Company; or

      (c) The conviction of the Executive for the commission of a felony. No act or failure to act shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the act or failure to act was in the best interests of the Company.

            5.4 Definition of Good Reason. The term "Good Reason" shall mean the occurrence of any of the following:

      (a) The Company assigning the Executive to duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties or responsibilities provided for under this Agreement, unless such assignment is temporary and as a result of medical reasons affecting the Executive; provided, however, if the Chief Financial Officer begins reporting to the Chief Executive Officer it shall not constitute Good Reason under this Agreement;

      (b) Any reduction in the Executive's Base Salary or Additional Compensation provided for under this Agreement;

      (c) Except where expressly approved by the Executive, (i) the relocation of the Executive's principal place of business from more than a 20 mile radius of the Executive's principal place of business as of the date of this Agreement and (ii) in the event of a Change of Control, the relocation of the Executive's principal place of business as of the date immediately prior to such Change of Control;

      (d) After the Executive gives notice pursuant to Section 5.1(e) and the Company has not cured the failure contained in the notice within thirty days of receipt of the notice by the Company, the failure of the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred


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            compensation program of the Company;

      (e) The failure by the Company (i) to continue in effect any compensation plan in which the Executive participates unless (A) other senior executives of the Company are similarly affected or (B) an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or (ii) to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than that in effect immediately prior to such failure, unless other senior executives of the Company are similarly affected; provided, however, if the split dollar life insurance in place with respect to the Executive on the Effective Date is adversely changed or eliminated, or if the Company does not grant the Executive options to purchase 50,000 shares (as such number may be adjusted in accordance with Section 3.3 herein) in a given year, it shall constitute Good Reason under this Agreement; or

      (f) The failure of a successor, as such term is used in Section 9.1 herein, to assume this Agreement, by operation of law or otherwise.

            5.5 Definition of Change of Control. As used herein, "Change of Control" shall mean the occurrence of any of the following:

      (a) An acquisition by any individual, entity or group (within the meaning of Section 13d-3 or 14d-1 of the Securities Exchange Act of 1934, as amended (the "Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board (the "Outstanding Company Voting Securities"); excluding, however, the following: (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in (A), (B) and (C) of clause
            (c) of this Section 5.5 are satisfied;

      (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the Board as of the Effective Date shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that, for purposes of this paragraph
            (b), any individual who becomes a member of the Board subsequent to the Effective Date and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the members of the Board who also are members of the Incumbent Board (or so deemed to be pursuant to


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            this proviso) shall be deemed a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office is in connection with a Change of Control described in paragraphs (a), (c) or (d) of this Section 5.5 or whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed a member of the Incumbent Board; or

      (c) The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which
            (A) the beneficial owners (or beneficiaries of the beneficial owners) of the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock of the corporation resulting from such Corporate Transaction, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Voting Securities, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Voting Securities) will beneficially own, directly or indirectly, 20% or more of the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

      (d) The approval of the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all the assets of the Company; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners (or beneficiaries of the beneficial owners), of the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company


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            Voting Securities, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Voting Securities) will beneficially own, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

Section 6. Consequences of a Termination of Employment

      6.1 Reference Salary/Reference Bonus.

      (a) As used herein, "Reference Bonus" shall mean the higher of (i) the highest annual bonus earned by the Executive in respect of any of the three years ending immediately prior to the date of termination or, if higher, immediately prior to the year in which the first event constituting Good Reason occurs or (ii) if at least 50% of the then-current year has elapsed as of the date of termination, the higher of (A) the highest Annual Bonus earned by the Executive in respect of any of the two years ending immediately prior to termination or (B) the Annual Bonus that would be payable for such year, calculated assuming the results for such year equal the annualized results for such elapsed period.

      (b) As used herein, "Reference Salary" shall mean the sum of the Executive's Base Salary and Additional Compensation as in effect immediately prior to the date of termination or, if higher, as in effect immediately prior to the first event constituting Good Reason hereunder.

      6.2 Termination Due to Death or Disability. If the Employment Term ends on account of the Executive's termination due to death pursuant to Section 5.1(a) or Disability pursuant to Section 5.1(b) above, the Executive (or, in the event of death, the Executive's surviving spouse, or other beneficiary as so designated by the Executive during his lifetime, or to the Executive's estate, as appropriate) shall be entitled, in lieu of any other payments or benefits, to the following:

      (a) The Executive's unpaid Base Salary and Additional Compensation through the date of termination;

      (b) Any incentive compensation awarded to the Executive but not yet paid for the year preceding the year of termination;

      (c)   A pro rata bonus equal to the product of (i) the Reference Bonus and
            (ii) a


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            fraction, the numerator of which is the number of days in the year of termination through and including the date of termination and the denominator of which is 365;

      (d) reimbursement for any unreimbursed business expenses incurred in accordance with Section 4 hereof prior to the date of termination;

      (e) any amounts or benefits due under any equity or benefit plan, grant or program in accordance with the terms of said plan, grant or program but without duplication (such amounts specified in clauses
            (a), (b), (c), (d) and (e) are hereinafter referred to as the "Accrued Obligations"); and

      (f) To the extent participating immediately prior to the date of termination, continued participation for the Executive and the Executive's dependents (to the extent participating at the time of termination) in all welfare plans (including, in the case of Disability, the split dollar life insurance policy if and to the extent in effect at the time of termination) for the period of one year from the date of termination or such longer period with respect to any welfare plan as is then the policy of the Company with respect to senior officers following such a termination, provided, however, that in the event the Executive obtains other employment that offers substantially similar or improved benefits, as to any particular welfare plan, such continuation of coverage by the Company for such benefits under such plan shall immediately cease. To the extent such coverage cannot be provided under the Company's welfare benefit plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on the Executive, the Company shall pay the Executive an amount such that the Executive can purchase such benefits separately.

      6.3 Involuntary Termination by the Company Without Cause or Termination by the Executive for Good Reason. If the Executive is involuntarily terminated by the Company without Cause in accordance with Section 5.1(d) above or the Executive terminates his employment for Good Reason in accordance with Section 5.1(e) above, the Executive shall be entitled, in lieu of any other payments or benefits, subject to Section 7(b) hereof, to any Accrued Obligations and the following:

      (a) (i) If the termination occurs prior to the third anniversary of the Effective Date, a severance payment of at least $1.5 million, equal to the product of two times the sum of the Reference Salary and Reference Bonus, payable in equal amounts over a two year period in accordance with the Company's normal payroll practices provided, however, that if a Change of Control occurs while the Executive is receiving severance payments pursuant to this Section, the remaining severance payments shall be payable to the Executive in one lump sum;

            (ii) If the termination occurs on or after the third anniversary of the Effective Date, a severance payment equal to the product of the sum of the Reference Salary plus the Reference Bonus multiplied by a fraction (in no event less than one), the numerator of which is the remaining number of full months (counting the month in which such termination occurs as a full month) in the Employment Term and the denominator which is twelve, payable in equal amounts over the remaining term of the Agreement, but not less than one year, in accordance with the Company's normal payroll practices (plus, if such fraction is less than 3/2, up to six months (so that the total period for which severance payments are being made is 18 months) at a 50% rate, payable in the same manner) provided, however, that if a Change of Control occurs while the Executive is receiving severance payments pursuant to this Section, the remaining severance payments shall be payable to the Executive in one lump sum;

            (iii) If the termination occurs following a Change of Control, a severance payment equal to two times the sum of the Reference Salary and the Reference Bonus, but not less than $1.5 million, payable in a lump sum payment;

      (b) To the extent participating immediately prior to the date of termination (or immediately prior to the first event constituting Good Reason, if more favorable), continued participation for the Executive and the Executive's dependents (to the extent participating at the time of termination) in all welfare plans (including the split dollar life insurance policy if and to the extent in effect at the time of termination or the time of the event constituting Good Reason, as applicable) for the period of severance payments (or, in the event of an accelerated lump sum payment under Section 6.3(a)(i) or (ii), the original period of severance payments without regard to such acceleration or, in the event of a lump sum payment under Section 6.3(a)(ii), two years) or such longer period with respect to any welfare plan as is then the policy of the Company with respect to senior officers following such a termination, provided, however, that in the event the Executive obtains other employment that offers substantially similar or improved benefits, as to any particular welfare plan, such continuation of coverage by the Company for such benefits under such plan shall immediately cease. To the extent such coverage cannot be provided under the Company's welfare benefit plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on the Executive, the Company shall pay the Executive an amount such that the Executive can purchase such benefits separately;

      (c) Immediate full vesting of any outstanding stock options including, but not limited to, any Annual Options. The term of all of the Executive's outstanding stock options shall terminate on the earlier of (i) three years from the date of termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason or (ii) the original remaining term applicable to such options; and

      (d) Payment for up to one year of executive outplacement services from a major outplacement service firm of the Executive's choosing.

      6.4 Termination by the Company for Cause or Termination by the Executive without Good Reason. If the Executive is terminated by the Company for Cause pursuant to Section 5.1(c) or the Executive terminates his employment without Good Reason pursuant to Section 5.1(e), the Executive shall be entitled to receive all Accrued Obligations (other than the obligation specified in clause
(c) of Section 6.2 hereof).

      6.5 Nonrenewal of the Employment Term. If the Company elects not to renew the Agreement at the end of the Employment Term, the Company shall pay the Executive (i) for twelve months following the date of termination of the Employment Term, an amount equal to the sum of his Reference Salary plus his Reference Bonus payable in equal amounts over a twelve month period, in accordance with the Company's normal payroll practices and (ii) for six months thereafter, an amount equal to one-half times the sum of the Reference Salary plus the Reference Bonus, payable in the same manner over a six month period; provided, however, that if a Change of Control occurs while the Executive is receiving severance payments pursuant to this Section, the remaining severance payments shall be payable to the Executive in one lump sum. In addition, the Executive and the Executive's dependents will, to the extent participating immediately prior to the date of termination, continue to participate in all welfare plans (other than the split dollar life insurance policy) for the period of eighteen months from the date of termination of the Employment Term or such longer period with respect to any welfare plan as is then the policy of the Company with respect to senior officers following such a termination, provided, however, that in the event the Executive obtains other employment that offers substantially similar or improved benefits, as to any particular welfare plan, such continuation of coverage by the Company for such benefits under such plan shall immediately cease. To the extent such coverage cannot be provided under the Company's welfare benefit plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on the Executive, the Company shall pay the Executive an amount such that the Executive can purchase such benefits separately

Section 7. No Mitigation/No Offset/Release

(a) In the event of any termination of employment hereunder, the Executive shall be under no obligation to seek other employment and, except as provided in Section 6.2 (b) hereof, there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. The amounts payable hereunder shall not be subject to setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

      (b) Any amounts payable and benefits or additional rights provided to the Executive from a termination due to Disability pursuant to
            Section 6.2 or pursuant to Section 6.3 beyond Accrued Obligations and amounts or rights due under law, and, in the case of a termination due to Disability pursuant to Section 6.2 or in the case of Section 6.3, beyond the sum of any amounts due (without execution of a release) under the Company severance program then in effect, shall only be payable if the Executive delivers to the Company a release of all claims of the Executive (other than those specifically payable or providable hereunder on or upon the applicable type of termination and any rights of indemnification under the Company's organizational documents) with regard to the Company, its subsidiaries and related entities and their respective past or present officers, directors and employees in substantially the form attached hereto as Exhibit C.

      (c) Upon any termination of employment, upon the request of the Company, the Executive shall deliver to the Company a resignation from all offices and directorships and fiduciary positions of the Executive in which the Executive is serving with, or at the request of, the Company or its subsidiaries, affiliates or benefit plans.

      (d) The amounts and benefits provided under Section 6 hereof are intended to be inclusive and not duplicative of the amounts and benefits due under the Company's employee benefit plans and programs to the extent they are duplicative.

8. Noncompetition and Confidentiality

            8.1 Confidential Information. The Executive shall not, without the prior written consent of the Company, communicate or divulge (other than in the regular course of the Company's business) to anyone other than the Company, its subsidiaries and those designated by it, any confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, or to any of their respective businesses, obtained by the Executive before or during the Employment Term from the Company or any of its subsidiaries, except to the extent (A) the Executive determines in good faith that it is in the best interest of the Company to do so, (B) the Executive is compelled pursuant to an order of a court or other body having jurisdiction over such matter to do so (in which case the Company shall be given prompt notice of such intention to divulge and an opportunity to object to such disclosure), or (C) such information, knowledge or data is public knowledge or generally known within the Company's industry other than through improper disclosure by the Executive.

            8.2 Agreement Not to Compete.

      (a) Until the eighteen month anniversary of the date on which the Company makes its final Base Salary payment to the Executive pursuant to this Agreement, the

            Executive will not (other than on behalf of the Company) directly or indirectly;

                  (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever (other than as the holder of not more than three percent of the total outstanding stock of a publicly held company), engage in any business which competes directly with the Company in the generic drug business (provided that a business which derives less than 20% of its revenues from generic drug products will not be deemed to be competing directly with the Company) or has products in the iron management field; or

                  (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company (other than his personal secretary) to terminate their employment with, or otherwise cease their relationship with, the Company.

      (b) If any restriction set forth in Section 8.2 hereof is found by any court of competent jurisdiction or arbitrator to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            8.3 Remedies. The restrictions contained in Sections 8.1 and 8.2 hereof are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable to such purpose. The Executive agrees that any breach of Sections 8.1 or 8.2 hereof will cause the Company substantial and irreparable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. In no event shall an asserted violation of the provisions of Sections 8.1 or 8.2 hereof constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

            8.4 Delivery of Documents. Upon termination of the Executive's employment with the Company, the Executive shall promptly deliver to the Company all records, files, memoranda, notes, data, reports, price lists, customer lists, plans, computer programs, software, software documentation, laboratory and research notebooks and other documents (and all copies or reproductions of such materials in his possession or control) belonging to the Company.

9. Assignment

            9.1 Assignment by the Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned by the Company.

            9.2 Assignment by the Executive. This Agreement is not assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

10. Legal Remedies

            10.1 Payment of Legal Fees. If the Executive sues to collect or negotiates and reaches a settlement for any part or all of the payments provided for hereunder (or otherwise successfully enforces the terms of this Agreement) by or through a lawyer or lawyers, the Company shall advance all reasonable costs of such collection or enforcement, including reasonable legal fees and disbursements and other fees and expenses which the Executive may incur, promptly after submission of documentation reasonably acceptable to the Company in respect of such costs and expenses. All amounts paid by the Company shall promptly be refunded to the Company if and when a court of competent jurisdiction issues an unappealable order to the effect that the Company is entitled to have such sums refunded. In addition, the Company shall reimburse the Executive for his legal fees incurred in connection with the negotiation of this Agreement.

            10.2 Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if delivered personally, sent by telecopier, sent by an overnight service or sent by registered or certified mail. Notice to the Executive not delivered personally (or by telecopy where the Executive is known to be) shall be sent to the last address on the books of the Company, and notice to the Company not delivered personally (or by telecopy to the known personal telecopy of the person it is being sent to) shall be sent to it at its principal office. All notices to the Company shall be delivered to the Chief Executive Officer with a copy to the senior legal officer. Delivery shall be deemed to occur on the earlier of actual receipt or tender and rejection by the intended recipient.

11. Miscellaneous

            11.1 Entire Agreement. This Agreement, except to the extent specifically provided otherwise herein, supersedes any prior agreements or understandings, including but not limited to the letter of employment from the Company to the Executive, dated April 17, 1995 and the employment agreement dated May 1, 1995, oral or written, between the parties hereto or between the Executive and the Company, with respect to the subject matter hereof and constitutes the entire Agreement of the parties with respect to the subject matter hereof. To the extent any severance plan or program of the Company that would apply to the Executive is more generous to the Executive than the provisions hereof, the Executive shall be entitled to any additional payments or benefits which are not duplicative, but shall otherwise not be eligible for such plan or program.

            11.2 Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended, nor any provision hereof waived, except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

            11.3 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

            11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

            11.5 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

            11.6 Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. The Executive may make or change such designation at any time.

            11.7 Representation. The Executive represents that the Executive's employment by the Company and the performance by the Executive of his obligations under this Agreement do not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party, to write or consult to any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Executive shall not disclose to the Company, and the Company shall not request that the Executive disclose, any trade secrets or confidential or proprietary information of any other party.

            11.8 Maximum Payment. Notwithstanding anything herein to the contrary, if it is determined that any payment made to the Executive, whether pursuant to the terms of this Agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Executive shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place him in the same after-tax economic position that he would have enjoyed if the Excise Tax had not applied. The amount of the Gross-Up Payment shall be determined by the nationally recognized firm of accountants serving as the Company's independent auditors immediately prior to the Change of Control which resulted in the application of the Excise Tax, in their sole discretion.

12. Governing Law

      The provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of New Jersey, without regard to any otherwise applicable principles of conflicts of laws.

      IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, as of the day and year first above written.


                                       /s/ DARIUSH ASHRAFI
                                       -----------------------------------------
                                       DARIUSH ASHRAFI

                                       SCHEIN PHARMACEUTICAL, INC.


                                       By: /s/ Martin Sperber
                                          --------------------------------------
                                            Name:  Martin Sperber
                                            Title: Chairman and Chief Executive
                                                      Officer

                                                                       EXHIBIT A

                    Duties, Authorities and Responsibilities

      The individuals responsible for the management and decision making for the following functions shall report to the Executive:

                           Finance and Administration
                            Manufacturing Operations
                                  Distribution
                                 Brand Business
                           Generic Sales and Marketing
                            Research and Development
                              Business Development
                                  International

                                                                       EXHIBIT B

                                 PROMISSORY NOTE

$2,234,375.00                                                  November 18, 1999

      FOR VALUE RECEIVED, the undersigned, Dariush Ashrafi (the "Borrower"), promises to pay to the order of Schein Pharmaceutical, Inc. (the "Company"), the principal amount of two million two hundred thirty four thousand three hundred seventy five dollars ($2,234,375.00) (the "Principal Amount") and all accrued interest thereon in accordance with the terms hereof (the "Note Indebtedness").

      Interest. Interest shall accrue on the Principal Amount and Accrued Interest (as hereinafter defined) outstanding from time to time at an interest rate equal to the interest rate payable from time to time by the Company under its principal bank revolving credit facility. Interest shall be payable annually on the fifth business day after the Borrower receives his annual bonus compensation, if any (the "Annual Bonus"), for serving in his capacity as an employee of the Company (each such date, a "Payment Date"). If the after-tax amount of any Annual Bonus is insufficient to pay all interest accrued on the immediately following Payment Date, the unpaid portion will continue to accrue ("Accrued Interest") until the earlier of (i) such time as such Accrued Interest is paid pursuant to the immediately preceding sentence and (ii) the Maturity Date, except as otherwise provided herein.

      Term. The Note Indebtedness shall become due and payable in full on the earlier of November 18, 2004 and the date six months following the date of termination of the Borrower's employment with the Company by the Company for Cause or the Borrower without Good Reason (as such terms are defined in the Employment Agreement dated as of the date hereof between the Borrower and the Company (the "Employment Agreement") (the "Maturity Date"). The Borrower shall have the right to prepay this Promissory Note, in full or in part, at any time without premium or penalty.

      Prepayment. The proceeds of this Promissory Note were used to purchase 250,000 shares of common stock, par value $.01 per share, of the Company (the "Incentive Shares") pursuant to the terms of the Employment Agreement. In the event that all or from time to time a portion of the Incentive Shares are sold by the Borrower prior to the repayment of the Note Indebtedness, the proceeds from any such sale shall be used to repay all or a portion of the Note Indebtedness equal to the amount of the Note Indebtedness then outstanding multiplied by a fraction, the numerator of which is the number of Incentive Shares sold and the denominator of which is the total number of Incentive Shares held by the Borrower immediately prior to such sale. Each such payment shall be applied to payment of principal of and interest on this Promissory Note in proportion to the respective unpaid amounts thereof on the date of payment. The Borrower shall give the Company written notice of any proposed sale of Incentive Shares not less than five business days prior to such sale.

      Representations and Warranties. The Borrower represents to the Company that he has the legal capacity to execute this Promissory Note and to carry out all of the terms, conditions, covenants and provisions contained herein and that there is no state of facts existing on the date hereof which would constitute an Event of Default (as hereinafter defined).

      Default. Each of the following events or conditions constitutes an "Event of Default":

      a. Failure by the Borrower to make any payment of principal or interest under this Promissory Note on or before thirty (30) days after the date such payment is due.

      b. Failure by the Borrower to comply with any other provision of this Promissory Note and the continuance of such failure for thirty (30) days or more after written notice from the Company.

      c. Any representation, warranty or other statement by or on behalf of the Borrower contained in this Promissory Note is false or misleading in any material respect when made.

      d. The Borrower becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator.

      e. Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Borrower, which proceedings are not dismissed or stayed within sixty (60) days after they are instituted.

If at any time during the term of this Agreement, there shall have occurred an Event of Default, the Company shall have at any time thereafter the rights and remedies provided by law, and without limiting the generality of the foregoing,
(i) the right to declare all amounts then remaining unpaid under this Promissory Note to be immediately due and payable, and (ii) the right to take any available action or proceeding, at law or in equity, which it deems necessary or advisable for its protection and security. During the continuance of an Event of Default, the Company shall have the right to offset any amounts owing by the Company to the Borrower for any reason, including but not limited to, salary or bonus, against any outstanding Note Indebtedness. If any action is brought to collect this Promissory Note, the Company shall be entitled to recover from the Borrower all the costs and expenses of that action, including, but not limited to, reasonable attorney's fees, and the Company shall be entitled to judgment for those additional amounts (in addition to the unpaid Note Indebtedness).

      Waiver of Rights. No failure or delay on the part of the Company to exercise any right or remedy granted to the Company in this Promissory Note or otherwise provided by law shall operate as a waiver of any such right or remedy. The Borrower hereby waives presentment, demand, notice of dishonor, notice of protest and all other notices and demands in connection with any delivery, acceptance, performance or default of this Promissory Note and agrees that this Promissory Note may be modified only by an agreement in writing signed by the Borrower and the Company.

      Governing Law. This Promissory Note shall be governed and interpreted in accordance with the laws of the state of New Jersey, without regard to any otherwise applicable principles of conflicts of laws.


Accepted and Acknowledged by:                 Accepted and Acknowledged by:

SCHEIN PHARMACEUTICAL, INC.                   BORROWER


By:_________________________________         ___________________________________
Name:  Martin Sperber                        Dariush Ashrafi
Title: Chairman and Chief Executive
        Officer

                                                                       EXHIBIT C

                          GENERAL RELEASE OF ALL CLAIMS

      This General Release of all Claims (this "Agreement") is entered into by and among Dariush Ashrafi (the "Executive"), and Schein Pharmaceutical, Inc., a Delaware corporation (as it may be renamed from time to time, and including its subsidiaries and affiliates) (collectively, the "Corporation"), effective as of
|_|.

      In consideration of the promises set forth in the Employment Agreement between the Executive and the Corporation, dated November 18, 1999, (the "Employment Agreement"), as well as any promises set forth in this Agreement, the Executive and the Corporation agree as follows:

(1)   Return of Property

      All Corporation files, access keys, desk keys, ID badges and credit cards, and such other property of the Corporation as the Corporation may reasonably request, in the Executive's possession must be returned no later than the date of the Executive's termination from the Corporation (the "Termination Date").

(2)   General Release and Waiver of Claims

      Except as provided in the last sentence of this paragraph (2), in consideration of the payments made and to be made, and benefits provided and to be provided, to the Executive pursuant to the Employment Agreement, the Executive hereby unconditionally and forever releases, discharges and waives any and all claims of any nature whatsoever, whether legal, equitable or otherwise, which the Executive may have against the Corporation arising at any time on or before the Termination Date, other than the Excluded Obligations. This release of claims extends to any and all claims of any nature whatsoever, other than with respect to the Excluded Obligations, whether known, unknown or capable or incapable of being known as of the Termination Date or thereafter. This Agreement is a release of all claims of any nature whatsoever by the Executive against the Corporation, other than with respect to the Excluded Obligations, and includes, other than as herein provided, any and all claims, demands, causes of action, liabilities whether known or unknown including those caused by, arising from or related to the Executive's employment relationship with the Corporation including, without limitation, any and all alleged discrimination or acts of discrimination which occurred or may have occurred on or before the Termination Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended (as further described in Section 4 below); the Americans with Disabilities Act; claims under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or any other Federal, state or local laws or regulations regarding employment discrimination or termination of employment. This also includes claims for wrongful discharge, fraud, or misrepresentation under any statute, rule, regulation or under the common law.

      The Executive agrees and understands and knowingly agrees to this release because it is his or her intent in executing this Agreement to forever discharge the Corporation from any and all present, future, foreseen or unforeseen causes of action except for the Excluded Obligations.

      Notwithstanding the foregoing, the Executive does not release, discharge or waive any rights (the "Excluded Obligations") (i) to payments and benefits provided for in the applicable subsection of Section 6 of the Employment Agreement, (ii) to payments provided for in Section 10.1 and
      Section 11.8 of the Employment Agreement and (iii) to indemnification that he or she may have under the By-Laws of the Corporation, the laws of the State of Delaware, any indemnification agreement between the Executive and the Corporation or any insurance coverage maintained by or on behalf of the Corporation.

(3)   Release and Waiver of Claims Under the Age Discrimination in Employment
      Act

      The Executive acknowledges that the Corporation advised him or her to consult with an attorney of his or her choosing, and through this Agreement advises him or her to consult with his or her attorney with respect to possible claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and the Executive acknowledges that he or she understands that ADEA is a Federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. The Executive wishes to waive any and all claims under the ADEA that he or she may have, as of the Termination Date, against the Corporation, and their respective shareholders, employees, or successors, and hereby waives such claims. The Executive further understands that by signing this Agreement he or she is in fact waiving, releasing and forever giving up any claim under the ADEA against the Corporation that may have existed on or prior to the Termination Date. The Executive acknowledges that the Corporation have informed him or her that he or she has, at his or her option, twenty-one (21) days following the Termination Date in which to sign the waiver of this claim under ADEA, and he or she does hereby knowingly and voluntarily waive said twenty-one (21) day period. The Executive also understands that he or she has seven (7) days following the date on which he or she signs this Agreement within which to revoke the release contained in this paragraph by providing to the Corporation a written notice of his or her revocation of the release and waiver contained in this paragraph. The Executive further understands that this right to revoke the release contained in this paragraph relates only to this paragraph and does not act as a revocation of any other term of this Agreement.

(4)   Proceedings

      The Executive has not filed, and agrees not to initiate or cause to be initiated on his or her behalf, any complaint, charge, claim or proceeding against the Corporation before any local, state or Federal agency, court or other body relating to his or her employment or the termination of his or her employment, other than with respect to the Excluded Obligations (each individually, a "Proceeding"), and agrees not to voluntarily participate in any Proceeding. The Executive waives any right he or she may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

(5)   Remedies

      In the event the Executive initiates or voluntarily participates in any Proceeding, or if he or she fails to abide by any of the terms of this Agreement, or if he or she revokes the ADEA release contained in Paragraph 3 of this Agreement within the seven-day period provided under Paragraph 3, the Corporation may, in addition to any other remedies it may have, reclaim any amounts paid to him or her under the termination provisions of the Employment Agreement or terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein. The Executive acknowledges and agrees that the remedy at law available to the Corporation for breach of any of his or her post-termination obligations under the Employment Agreement or his or her obligations under Paragraphs 2, 3 and 4 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Corporation may have at law, in equity or under this Agreement, upon adequate proof of his or her violation of any such provision of this Agreement, the Corporation shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

      The Executive understands that by entering into this Agreement he or she will be limiting the availability of certain remedies that he or she may have against the Corporation and limiting also his or her ability to pursue certain claims against the Corporation.

(6)   Severability Clause

      In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

(7)   Non-Admission

      Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Corporation.

(8)   Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, applicable to agreements made and to be performed in that State, without regard to conflicts of law principles; and the parties agree to the jurisdiction of the U.S. District Court for the District of New Jersey, and agree to appear in any action in such courts by service of process by certified mail, return receipt requested, at the following addresses:

      To the Corporation:     100 Campus Drive
                              Florham Park, New Jersey 07932
                              Attention: General Counsel

      To the Executive:       [Insert Address]

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

      IN WITNESS WHEREOF, the parties have executed this as of the date first set forth above.

                                    SCHEIN PHARMACEUTICAL, INC.


                                    By:_________________________________________
                                       Name:
                                       Title:

                                    EXECUTIVE


                                    ____________________________________________
                                    Dariush Ashrafi